                                                                    EXHIBIT 12.1

                             AVONDALE INCORPORATED
                    STATEMENT REGARDING COMPUTATION OF RATIO
                          OF EARNINGS TO FIXED CHARGES
                         (In thousands, except ratios)


                                                                                 Fiscal Year
                                           -------------------------------------------------------------------------------
                                              1991                 1992                1993         1994            1995
                                           --------             --------            --------      --------        --------
Consolidated income (loss)
  before income taxes and
  extraordinary item                       $ (3,655)            $ 81,509           $  74,186      $ 22,576        $ 34,039

Amortization of capitalized
  interest                                       70                   69                  63            33               8

Interest                                      9,755                4,433               1,933         6,212          13,615

Net amortization of debt
  issuance expense                               76                   88                 118           329             718
                                           --------             --------            --------      --------        --------
    Earnings                               $  6,246             $ 86,099            $ 76,300      $ 29,150        $ 48,380
                                           ========             ========            ========      ========        ========


Interest                                   $  9,755             $  4,433            $  1,933      $  6,212        $ 13,615

Net amortization of debt
  issuance expense                               76                   88                 118           329             718
                                           --------             --------            --------      --------        --------
    Fixed charges                          $  9,831             $  4,521            $  2,051      $  6,541        $ 14,333
                                           ========             ========            ========      ========        ========

Ratio of earnings to
  fixed charges                                 N/A (a)            19.04               37.20          4.46            3.38
                                           ========             ========            ========      ========        ========



                                             Twenty-Six Weeks Ended
                                         ------------------------------
                                           February 24,    February 24,
                                               1995           1995
                                         --------------   -------------
Consolidated income (loss)
  before income taxes and
  extraordinary item                       $  17,234        $  6,536

Amortization of capitalized
  interest                                         4               4

Interest                                       6,979           5,670

Net amortization of debt
  issuance expense                               354             366
                                           ---------        --------
    Earnings                               $  24,571        $ 12,576
                                           =========        ========


Interest                                   $   6,979        $  5,670

Net amortization of debt
  issuance expense                               354             366
                                           ---------        --------
    Fixed charges                          $   7,333        $  6,036
                                           =========        ========

Ratio of earnings to
  fixed charges                                 3.35            2.08
                                           =========        ========

(a) In fiscal 1991, earnings were insufficient to cover fixed charges as fixed charges exceeded earnings by $3.6 million.


                                    Page 1